Exhibit 77(O)


Transactions Effected Pursuant to Rule 10f-3

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                                                                Broker/Dealer          Affiliated/Principal
                                                  Date of       From Whom              Underwriter or
Fund                      Issuer                  Purchase      Purchased              Syndicate
-------------------------------------------------------------------------------------------------------------------
ING Global Science        MetroPCS                4/18/2007     Bear, Stearns &        Merrill Lynch & Co.
and Technology            Communications,                       Co. Inc.
Fund                      Inc.
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